                                                                    EXHIBIT 99.1


     The estimated expenses incurred by the Company in connection with its issuance and distribution of the 7-1/4% Notes are set forth in the following table:


      SEC Registration Fee*                               $ 61,950
      NYSE Listing Fee                                          --
      Blue Sky Fees and Expenses                                --
      Printing and Engraving Costs                          25,000
      Rating Agencies' Fees                                     --
      Accounting Fees and Expenses                          12,500
      Legal Fees and Expenses                               20,000
      Trustee and Registrar Fees                             3,000
      Miscellaneous                                          2,550
                                                          ========
           Total                                          $125,000


______________________
* On September 24, 1998, the Company filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form S-3 for the registration of $2.5 billion of various securities. In connection with the filing of such Registration Statement, the Company paid to the Commission a registration fee of $442,500. Because the 7-1/4% Notes were issued pursuant to the Registration Statement, the amount set forth represents the amount of the previously paid registration fee properly allocable to the registration of the 7-1/4% Notes.